                                                                     EXHIBIT 4.5

                         FIRST SUPPLEMENTAL INDENTURE

     FIRST SUPPLEMENTAL INDENTURE, dated as of July 24, 2001 (this "First
                                                                    -----
Supplemental Indenture"), among BJ Services Company, a Delaware corporation (the
----------------------
"Company"); BJ Services Company, U.S.A., a Delaware corporation ("BJ-USA"), BJ
 -------                                                          ------
Service International, Inc., a Delaware corporation ("BJSII"), and BJ Services
                                                      -----
Company Middle East, a Delaware corporation ("BJ-Middle East," and together with
                                              --------------
BJ-USA and BJSII, collectively, the "Original Guarantors"); and The Bank of New
                                     -------------------
York, a New York banking corporation, as Tustee ("The Bank of New York").
                                                  --------------------

     WHEREAS, the Company, the Original Guarantors and Bank of Montreal Trust Company, a New York banking corporation, as Tustee, entered into that certain Indenture, dated as of February 1, 1996 (the "Indenture") governing the
                                              ---------
Company's 7% Series A Notes due 2006 (the "Series A Notes") and the Company's 7%
                                           --------------
Series B Notes due 2006 (the "Series B Notes," and together with the Series A
                              --------------
Notes, the "Securities") in an aggregate original principal amount of
            ----------
$125,000,000;

     WHEREAS, The Bank of New York is the successor trustee (the "Trustee")
                                                                  -------
under the Indenture to said Bank of Montreal Trust Company;

     WHEREAS, Section 9.06 of the Indenture provides that (a) in the event that any Guarantor (including the Original Guarantors) shall no longer be a guarantor of (or co-obligor on) any Funded Indebtedness of the Company other than the Securities and Funded Indebtedness of the Company (i) subject to a release provision substantially similar to Section 9.06 of the Indenture and (ii) the related guarantee (or obligation) of which will be released substantially concurrently with the release of the Guarantee of such Guarantor pursuant to
Section 9.06 of the Indenture, so long as no Default or Event of Default shall have occurred or be continuing, such Guarantor, upon giving notice to the Trustee to the foregoing effect, shall be deemed to be released from all of its obligations under the Indenture, and the Guarantee of such Guarantor shall be of no further force and effect and (b) following the receipt by the Trustee of any such notice, the Company shall cause the Indenture to be amended pursuant to the terms of Section 8.01 thereof;

     WHEREAS, Section 8.01 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities or waive any provision of the Indenture or the Securities without the consent of any Holder to reflect the release of any Guarantor from its Guarantee in the manner provided by the Indenture; and

     WHEREAS, by letter dated December 18, 1997, the Company and the Original Guarantors gave notice to the Trustee that no Original Guarantor then guaranteed (or was a co-obligor on) any Funded Indebtedness of the Company, other than the Securities and other than Funded Indebtedness of the Company (i) subject to a release provision substantially similar to Section 9.06 of the Indenture and
(ii) the related guarantee (or obligation) of which will be released substantially concurrently with the release of the Guarantee of such Guarantor pursuant to such Section 9.06;
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     WHEREAS, on and after December 18, 1997 no Default or Event of Default has occurred or is continuing;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Supplemental Indenture hereby agree as follows:

     1.  Defined Terms. All capitalized terms used but not otherwise defined in
         -------------
this First Supplemental Indenture (including, but not limited to, in the recitals hereinabove) shall have the respective meanings assigned to such terms in the Indenture.

     2.  Release.  Effective December 18, 1997, and notwithstanding anything
         -------
contained in the Indenture to the contrary, each Original Guarantor is released from any and all of such Original Guarantor's obligations under the Indenture (including, without limitation, any and all obligations pursuant to the Guarantee of such Guarantor), and each such Original Guarantor's Guarantee is hereby terminated and released and is of no further force or effect.

     3.  Ratification.  Except as provided above in Section 2 of this First
         ------------
Supplemental Indenture, the Indenture is in all respects acknowledged, ratified and confirmed by the Company and shall continue in full force and effect with respect to the Company in accordance with the terms thereof, as supplemented by this First Supplemental Indenture. The Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     4.  Conditions Precedent.  Simultaneously with and as a condition to the
         --------------------
execution of this First Supplemental Indenture:

     (a) the Company is delivering to the Trustee;

               (i) a resolution of the Board of Directors of the Company authorizing the execution of this First Supplemental Indenture; and

               (ii) an Officers' Certificate and an Opinion of Counsel, each relating to the execution and delivery of this First Supplemental Indenture; and

     (b) each Original Guarantor is delivering to the Trustee a resolution of the Board of Directors of such Original Guarantor authorizing the execution of this First Supplemental Indenture by such Original Guarantor.

     5.  Governing Law.  This First Supplemental Indenture shall be governed by
         -------------
and constructed in accordance with laws of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law).

     6.  Counterparts.  The parties may sign any number of copies of this First
         ------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7.  Headings.  The headings included in this First Supplemental Indenture
         --------
have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                              (Signatures Follow)

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and delivered as of the date first written above.


                                         Trustee:
                                         -------

                                         THE BANK OF NEW YORK, as Trustee


                                         By:    /s/ Beata Hryniewicka
                                            -------------------------------
                                         Name:  Beata Hryniewicka
                                              -----------------------------
                                         Title: Assistant Treasurer
                                               ----------------------------


                  [Remainder of Page Intentionally Left Blank]


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                                       Company:
                                       -------

                                       BJ SERVICES COMPANY


                                       By:     /s/ Taylor M. Whichard, III
                                          ---------------------------------
                                       Name:   Taylor M. Whichard, III
                                            -------------------------------
                                       Title:  Vice President and Treasurer
                                             ------------------------------


                                       Original Guarantors:
                                       -------------------

                                       BJ SERVICES COMPANY, U.S.A.

                                       By:     /s/ Taylor M. Whichard, III
                                          ---------------------------------
                                       Name:   Taylor M. Whichard, III
                                            -------------------------------
                                       Title:  Vice President and Treasurer
                                             ------------------------------


                                       BJ SERVICE INTERNATIONAL, INC.

                                       By:     /s/ Taylor M. Whichard, III
                                          ---------------------------------
                                       Name:   Taylor M. Whichard, III
                                            -------------------------------
                                       Title:  Vice President and Treasurer
                                             ------------------------------


                                       BJ SERVICES COMPANY MIDDLE EAST

                                       By:     /s/ Taylor M. Whichard, III
                                          ---------------------------------
                                       Name:   Taylor M. Whichard, III
                                            -------------------------------
                                       Title:  Vice President and Treasurer
                                             ------------------------------

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